FOR IMMEDIATE RELEASE

For more information contact:


                                   Financial:   Charles L. Szews
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (920) 233-9332

                                   Media:       Kirsten Skyba
                                                Vice President, Communications
                                                (920) 233-9621


                    OSHKOSH TRUCK REPORTS SECOND QUARTER NET
       INCOME UP 16%; MAINTAINS EPS EXPECTATIONS OF $3.70 FOR FISCAL 2003


     OSHKOSH, WIS. (April 24, 2003) - Oshkosh Truck Corporation (NYSE: OSK), a leading manufacturer of specialty trucks and truck bodies, today reported that second quarter net income increased 16.0 percent to $14.1 million, or $0.81 per share, on sales of $453.4 million for the quarter ended March 31, 2003. This compares with net income of $12.2 million, or $0.70 per share, on sales of $415.6 million for last year's second quarter. Oshkosh maintained its earnings per share estimate for the full year ending September 30, 2003 at $3.70 per share.

     Sales increased 9.1 percent in the second quarter. Operating income increased 3.4 percent to $24.4 million, or 5.4 percent of sales, compared to $23.6 million, or 5.7 percent of sales, in the prior year's second quarter.

     Factors affecting second quarter results for the company's business segments included:

     Fire and emergency--Fire and emergency segment sales increased 18.3 percent, to $141.6 million for the quarter. Operating income was up 23.3 percent to $14.3 million, or 10.1 percent of sales, compared to prior year operating income of $11.6 million, or 9.7 percent of sales. Second


                                   -Continued-
quarter results were impacted by strong orders recorded in fiscal 2002. Beginning in the fourth quarter of fiscal 2002, fire and emergency orders began to soften due to municipal budget pressures. Such order weakness is not expected to impact earnings until fiscal 2004.

     Defense--Defense sales increased 2.7 percent to $130.6 million for the quarter, largely due to higher parts sales. Operating income in the second quarter was up 32.5 percent, to $6.7 million, or 5.2 percent of sales, compared to prior year operating income of $5.1 million, or 4.0 percent of sales. Higher earnings for the quarter reflect the higher parts sales and lower bid and proposal spending. Also, margins on the MTVR contract were 4.3% in the second quarter of fiscal 2003 compared to 3.3% in the second quarter of fiscal 2002. The Company had previously recorded a cumulative catch-up adjustment to increase the life-to-date margins recognized on this contract to 4.3% in the third quarter of fiscal 2002.

     Commercial--Commercial sales increased 7.3 percent, to $182.4 million, for the quarter as a higher proportion of "package" chassis and body sales offset lower overall unit sales, especially in rear-discharge concrete mixers where unit volumes declined 32.1%. Operating income decreased 6.4% to $11.4 million, or 6.2 percent of sales, compared to 7.2 percent of sales in the prior year quarter. Operating income margins were lower due to a higher percentage of "package" chassis and body sales versus "body-only" sales in the current year quarter. The Company earns a lower overall operating income margin on sales that include purchased commercial chassis.

     Corporate and other--Operating expenses and inter-segment profit elimination increased $2.8 million to $8.1 million, due to increased variable compensation, Sarbanes-Oxley Act and related costs, and expenses related to the previously-reported plan to increase investments in people and services. Net interest expense for the quarter decreased $2.2 million

                                   -Continued-
to $3.2 million, compared to the prior year quarter. Lower interest costs were largely due to debt reduction in the second half of fiscal 2002 resulting from "performance-based" payments received on the multi-year MTVR and Family of Heavy Tactical Vehicles contracts and free cash flow from operations.

     Six-Month Results

     The company reported that net income increased 22.3 percent to $25.4 million, or $1.46 per share, for the first six months of fiscal 2003 on sales of $879.7 million compared to $20.8 million, or $1.21 per share, for the first six months of fiscal 2002 on sales of $777.1 million.

     Operating income increased 8.2 percent to $44.7 million, or 5.1 percent of sales, in the first six months of fiscal 2003 compared to $41.4 million, or 5.3 percent of sales, in the first six months of fiscal 2002.

Dividend Announcement
---------------------

     Oshkosh Truck Corporation's Board of Directors declared a quarterly dividend of $0.07500 per share for Class A Common Stock and $0.08625 per share for Common Stock. These dividends, unchanged from the prior quarter, will be payable May 13, 2003 to shareholders of record as of May 6, 2003.

     Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency and military trucks and truck bodies under the Oshkosh(R), McNeilus(R), Pierce(R), Medtec(R), Geesink and Norba brand names. Oshkosh's products are valued worldwide by fire and emergency units, defense forces, municipal and airport support services, and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

                                   -Continued-

     Oshkosh Truck Corporation officials will comment on the FMTV contract, second quarter earnings and their current outlook for fiscal 2003 and beyond during a live conference call at 11:00 a.m. Eastern Daylight Time today. The call will be available simultaneously via a webcast over the Internet as a service to investors. It will be listen-only format for on-line listeners. To access the webcast, investors should go to www.oshkoshtruck.com at least 15 minutes prior to the event and follow instructions for listening to the broadcast. An audio replay of such conference call and related question and answer session will be available for thirty days at this website.

Forward-Looking Statements
--------------------------

     This press release contains statements that the company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital spending and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the Company "expects," "intends," "estimates," "anticipates," or "believes" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the outcome of defense truck procurement competitions, the cyclical nature of the Company's commercial and fire and emergency markets, risks related to reductions in government expenditures, the uncertainty of government contracts, the challenges of identifying acquisition candidates and integrating acquired businesses and risks associated with international operations and sales, including foreign currency fluctuations. In addition, the Company's expectations for fiscal 2003 are based in part on certain assumptions made by the Company, including, without limitation, those relating to concrete placement activity; the performance of the U.S. and European economies generally, when the Company will receive sales orders and payments; achieving cost reductions, production and margin levels under the MTVR contract, the FHTV contract and for international defense trucks; capital expenditures of municipalities and large waste haulers, targets for Geesink Norba sales and operating income; spending on bid and proposal activities and pre-contract costs; interest costs; and that the Company does not complete any acquisitions. Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission, including the Form 8-K filed today.


                                   -Continued-


                                                OSHKOSH TRUCK CORPORATION
                                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                       (Unaudited)

                                                      Three Months Ended          Six Months Ended
                                                           March 31,                 March 31,
                                                   -------------------------  -------------------------
                                                       2003         2002          2003         2002
                                                   ------------ ------------  ------------ ------------
                                                         (In thousands, except per share amounts)
Net sales                                          $   453,377  $   415,605   $   879,713  $   777,098
Cost of sales                                          387,585      356,109       756,282      667,578
                                                   ------------ ------------  ------------ ------------

Gross income                                            65,792       59,496       123,431      109,520

Operating expenses:
     Selling, general and administrative                39,798       34,439        75,473       65,244
     Amortization of purchased intangibles               1,607        1,475         3,209        2,915
                                                   ------------ ------------  ------------ ------------

Total operating expenses                                41,405       35,914        78,682       68,159
                                                   ------------ ------------  ------------ ------------

Operating income                                        24,387       23,582        44,749       41,361

Other income (expense):
     Interest expense                                   (3,497)      (5,617)       (6,906)     (12,039)
     Interest income                                       307          271           494          556
     Miscellaneous, net                                    601           51           325         (199)
                                                   ------------ ------------  ------------ ------------
                                                        (2,589)      (5,295)       (6,087)     (11,682)
                                                   ------------ ------------  ------------ ------------

Income before provision for income taxes
     and equity in earnings of unconsolidated
     partnership                                        21,798       18,287        38,662       29,679

Provision for income taxes                               8,178        6,706        14,382       10,010
                                                   ------------ ------------  ------------ ------------

Income before equity in earnings of
     unconsolidated partnership                         13,620       11,581        24,280       19,669

Equity in earnings of unconsolidated
     partnership, net of income taxes                      494          586         1,126        1,106
                                                   ------------ ------------  ------------ ------------

Net income                                         $    14,114  $    12,167   $    25,406  $    20,775
                                                   ============ ============  ============ ============

Earnings per share                                 $      0.83  $      0.72   $      1.50  $      1.24

Earnings per share assuming dilution               $      0.81  $      0.70   $      1.46  $      1.21

Weighted average shares outstanding:
     Basic                                              16,988       16,789        16,965       16,752
     Assuming dilution                                  17,442       17,281        17,417       17,210

Cash dividends:
     Class A Common Stock                          $   0.07500  $   0.07500   $   0.15000  $   0.15000
     Common Stock                                  $   0.08625  $   0.08625   $   0.17250  $   0.17250


                                                                  -Continued-

                                               OSHKOSH TRUCK CORPORATION
                                        CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                              March 31,                September 30,
                                                                                 2003                       2002
                                                                          -------------------        -------------------
                                                                                 (Unaudited)
                                                                                         (In thousands)
                              ASSETS
Current assets:
     Cash and cash equivalents                                                   $    19,794                $    40,039
     Receivables, net                                                                161,517                    142,709
     Inventories                                                                     266,993                    210,866
     Prepaid expenses                                                                  7,640                      7,414
     Deferred income taxes                                                            32,281                     26,008
                                                                          -------------------        -------------------
        Total current assets                                                         488,225                    427,036
Investment in unconsolidated partnership                                              21,870                     22,274
Other long-term assets                                                                22,330                     11,625
Property, plant and equipment                                                        270,922                    261,045
Less accumulated depreciation                                                       (127,688)                  (120,684)
                                                                          -------------------        -------------------
     Net property, plant and equipment                                               143,234                    140,361
Purchased intangible assets, net                                                     101,994                    104,316
Goodwill                                                                             329,453                    318,717
                                                                          -------------------        -------------------
Total assets                                                                     $ 1,107,106                $ 1,024,329
                                                                          ===================        ===================


               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                            $   115,749                $   116,422
     Floor plan notes payable                                                         31,870                     23,801
     Customer advances                                                               164,114                    119,764
     Payroll-related obligations                                                      30,638                     34,474
     Income taxes                                                                      3,572                      8,597
     Accrued warranty                                                                 26,297                     24,015
     Other current liabilities                                                        50,635                     47,754
     Revolving credit facility and current maturities
        of long-term debt                                                             13,227                     18,245
                                                                          -------------------        -------------------
          Total current liabilities                                                  436,102                    393,072
Long-term debt                                                                       124,526                    131,713
Deferred income taxes                                                                 46,921                     39,303
Other long-term liabilities                                                           48,588                     50,481
Commitments and contingencies
Shareholders' equity                                                                 450,969                    409,760
                                                                          -------------------        -------------------
Total liabilities and shareholders' equity                                       $ 1,107,106                $ 1,024,329
                                                                          ===================        ===================


                                                      -Continued-


                                            OSHKOSH TRUCK CORPORATION
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (Unaudited)

                                                                                Six Months Ended
                                                                                    March 31,
                                                                         --------------------------------
                                                                             2003                 2002
                                                                         -------------      -------------
                                                                                 (In thousands)
Operating activities:
     Net income                                                              $ 25,406           $ 20,775
     Non-cash adjustments                                                       9,979              4,597
     Changes in operating assets and liabilities                              (25,469)            60,494
                                                                         -------------      -------------
         Net cash provided from operating activities                            9,916             85,866

Investing activities:
     Additions to property, plant and equipment                               (11,767)            (4,873)
     Proceeds from sale of assets                                               3,760                  1
     Increase in other long-term assets                                        (8,409)            (1,305)
                                                                         -------------      -------------
         Net cash used for investing activities                               (16,416)            (6,177)

Financing activities:
     Net repayments under revolving credit facility                                 -            (55,200)
     Repayment of long-term debt                                              (12,219)           (21,830)
     Dividends paid                                                            (2,927)            (2,875)
     Other                                                                        964              1,941
                                                                         -------------      -------------
         Net cash used for financing activities                               (14,182)           (77,964)

Effect of exchange rate changes on cash                                           437                (13)
                                                                         -------------      -------------

Increase (decrease) in cash and cash equivalents                              (20,245)             1,712

Cash and cash equivalents at beginning of period                               40,039             11,312
                                                                         -------------      -------------

Cash and cash equivalents at end of period                                   $ 19,794           $ 13,024
                                                                         =============      =============

Supplementary disclosure:
     Depreciation and amortization                                           $ 12,328           $ 12,249


                                                               -Continued-

                                                  OSHKOSH TRUCK CORPORATION
                                                     SEGMENT INFORMATION
                                                         (Unaudited)

                                              Three Months Ended                    Six Months Ended
                                                   March 31,                            March 31,
                                         ------------------------------    ------------------------------------
                                             2003             2002               2003                2002
                                         -------------   --------------    -----------------   ----------------
                                                                  (In thousands)
Net sales to unaffiliated customers:
     Commercial                             $ 182,398        $ 169,978           $  349,149          $ 299,407
     Fire and emergency                       141,586          119,682              254,542            215,548
     Defense                                  130,551          127,126              279,160            263,701
     Intersegment eliminations                 (1,158)          (1,181)              (3,138)            (1,558)
                                         -------------   --------------    -----------------   ----------------

         Consolidated                       $ 453,377        $ 415,605           $  879,713          $ 777,098
                                         =============   ==============    =================   ================


Operating income (expense):
     Commercial                             $  11,384        $  12,161           $   19,036          $  19,457
     Fire and emergency                        14,315           11,610               24,340             19,363
     Defense                                    6,738            5,087               16,326             13,129
     Corporate and other                       (8,050)          (5,276)             (14,953)           (10,588)
                                         -------------   --------------    -----------------   ----------------

         Consolidated                       $  24,387        $  23,582           $   44,749          $  41,361
                                         =============   ==============    =================   ================


Period-end backlog:
     Commercial                                                                  $  145,617          $ 154,822
     Fire and emergency                                                             306,707            301,818
     Defense                                                                        907,782            422,802
                                                                           -----------------   ----------------

         Consolidated                                                            $1,360,106          $ 879,442
                                                                           =================   ================




                                                       ##